                                                                  EXHIBIT 10.2.1

                               CREDIT AGREEMENT

          THIS REVOLVING CREDIT AGREEMENT is dated March 31, 1997 and is made by and among CABLE TV FUND 14-A, LTD, a Colorado limited partnership (the "Borrower"), the BANKS (as hereinafter defined), and ROYAL BANK OF CANADA, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                  WITNESSETH:

          WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $37,500,000; and

          WHEREAS, the revolving credit shall be used to refinance the Borrower's obligations under the Prior Bank Facility (as defined herein) and for general business purposes; and

          WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                            1.  CERTAIN DEFINITIONS
                                -------------------

          1.1  Certain Definitions.
               --------------------

          In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

          Affiliate as to any Person shall mean any other Person (i) which
          ---------
directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

          Agent shall mean Royal Bank of Canada, and its successors and assigns.
          -----

          Agent's Fee shall have the meaning assigned to that term in Section
          -----------
9.15.

          Agent's Letter shall have the meaning assigned to that term in
          --------------
Section 9.15.

          Agreement shall mean this Credit Agreement, as the same may be
          ---------
supplemented or amended from time to time, including all schedules and exhibits.

          Allocated Overhead shall mean, for any period, the fees payable
          ------------------
(without regard to the Borrower's right to defer or limit actual payment) to the General Partner to compensate the General Partner for that portion of its general overhead and administrative expenses, including all of its direct and indirect expenses, allocable to the operation of the Borrower's business, including, but not limited to, home office rent, supplies, telephone, travel and copying charges and salaries of full and part-time employees.

          Annualized Cash Flow shall mean, at any time, Cash Flow for the
          --------------------
immediately preceding fiscal quarter multiplied by four.

          Annual Statements shall have the meaning assigned to that term in
          -----------------
Section 5.19.

          Applicable Margin shall mean, at the time of any determination
          ------------------
thereof, for purposes of all Loans, the margin of interest over the Base Rate, Euro-Rate or CD Rate, as the case may be, which is applicable at the time of any determination of interest rates under this Agreement, which Applicable Margin shall be subject to adjustment (upwards or downwards, as appropriate) based on the Leverage Ratio, as follows:

                                  Applicable Margin
                         ---------------------------------
   Leverage Ratio      Base-Rate Loans     Euro-Rate Loans       CD Rate Loans
--------------------  -----------------   -----------------   ------------------
3.0:1 or greater             .375%            1.375%                1.50%

2.5: 1 or greater            .125%            1.125%                1.25%
but less than or
equal to 3.0:1

less than 2.5:1              0.00%             .875%                1.00%

For purposes of this definition, the Applicable Margin shall be determined as at the end of each of the first three quarterly periods of each fiscal year of the Borrower and at the end of each fiscal year of the Borrower, based on the relevant financial statements delivered pursuant to Section 7.3.1 or Section 7.3.2; changes in the Applicable Margin shall become effective on the date which is the earlier of (i) two Business Days after the date the Agent receives such financial statements and (ii) the 60th day after the end of each of the first three quarters of each fiscal year or the 120th day after the end of each fiscal year, as the case may be, and shall remain in effect until the next change to be effected pursuant to this definition; provided, that (a) until the first such financial statements are delivered after the date hereof, the Applicable Margin shall be determined by reference to the Leverage Ratio set forth in the Closing Certificate delivered to the Agent and (b) if any financial statements referred to above are not delivered within the time periods specified above, then, for the period from and including the date on which such financial statements are delivered, the Applicable Margin as at the end of the fiscal period that would have been covered thereby shall be deemed to be the Applicable Margin which would be applicable when the Leverage Ratio is equal to or greater than 3.00:1.

          Assessment Rate for any day shall mean the rate per annum (rounded
          ---------------
upward to the nearest 1/100 of 1%) as determined by the Agent in accordance with its usual procedures to be the maximum effective assessment rate per annum payable by a bank insured by the Federal Deposit Insurance Corporation (or any successor) for such day for insurance on Dollar time deposits, exclusive of any credit allowed against such annual assessment on account of assessment payments made or to be made by such bank. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate.

          Assignment and Assumption Agreement shall mean an Assignment and
          -----------------------------------
Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).
-----------------

          Authorized Officer shall mean until notice to the contrary, the
          ------------------
President, any Vice President and the Treasurer of the General Partner. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

          Banks shall mean the financial institutions named on Schedule 1.1(B)
          -----                                                ---------------
and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

          Base Rate shall mean the greater of (i) the interest rate per annum
          ---------
announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus one half of one percent (.5%) per annum.

          Basic Subscribers shall mean, at any time, the total number of
          -----------------
subscribers subscribing to the Cable Systems (excluding "second connects" as such term is commonly understood in the cable television industry) who (i) pay the Basic Subscriber Rate for service, and (ii) are not more than 60 days past due in payment. In the case of commercial buildings, such as hotels or motels, or in the case of multiple residential dwellings, such as apartment houses and multifamily homes, which do not obtain reduced bulk service rates, each separate guest unit or dwelling unit receiving such services shall be counted as one subscriber. The number of subscribers in a commercial building or in a multiple residential dwelling which obtains a reduced bulk service rate shall be obtained by dividing (x) the aggregate dollar amount of monthly subscribers' fees paid on account of such commercial building or multiple residential dwelling for basic service by (y) the Basic Subscriber Rate. Except for discounts to senior citizens less than 20% of the otherwise applicable rate, residential households (other than in a multiple residential dwelling) paying the Basic Subscriber Rate on a discounted basis or under any form of deferred payment arrangement shall not be included.

          Benefit Arrangement shall mean at any time an "employee benefit plan,"
          -------------------
within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

          Borrowing Date shall mean, with respect to any Loan, the date for the
          --------------
making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

          Borrowing Tranche shall mean specified portions of Loans outstanding
          -----------------
as follows: (i) any Loans to which either a CD Rate Option or Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

          Business Day shall mean any day other than a Saturday or Sunday or a
          ------------
legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York and, if the applicable Business Day relates to any Loan to which the EuroRate Option applies, such day must also be a day on which dealings in dollar deposits are carried on in the London interbank market.

          Cable Franchises shall have the meaning assigned to such terms in
          ----------------
Section 5.15.

          Cable TV Fund 14-A/B Venture shall mean Cable TV Fund 14-A/B
          ----------------------------
Venture, a Colorado general partnership.

          Cable System shall mean the assets constituting a CATV System serving
          ------------
the communities in and around Buffalo, Minnesota; Naperville, Illinois; Calvert County, Maryland; and Central Illinois (including, without limitation, all related licenses, franchises and permits issued under federal, state or local laws from time to time, and all agreements with public utilities and microwave transmission companies, pole attachment, use, access or rental agreements, conduit occupancy rights, utility easements and all other property owned or used in connection with the services provided pursuant to, and all other interests of the holder thereof to receive revenues from, or pursuant to, said licenses, franchises and permits) listed on Schedule 5.15 and all assets constituting such a system hereafter acquired by the Borrower serving subscribers within a geographical area covered by one or more Franchises from the same Head End facility or by two or more related Head End facilities.

          Cash Flow shall mean, for any period, total consolidated revenues of
          ---------
the Borrower for such period, less the sum of (i) operating expenses of the Borrower for such period and (ii) general and administrative expenses of the Borrower for such period (excluding Management Fees and Allocated Overhead for such period, if any, included in clauses (i) and (ii)).

          CATV System shall mean a community antenna television system.
          -----------

          CD Rate shall mean, with respect to the Loans comprising any Borrowing
          -------
Tranche to which the CD Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by adding:

               (A) the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (i) the rate of interest (which shall be the same for each day in such Interest Period) which is the arithmetic average computed by the Agent of the rates determined by the Agent in accordance with its usual procedures to be the average of the secondary market bid rates at or about 11:00 a.m., New York time, on the first day of such Interest Period by dealers of recognized standing in negotiable certificates of deposit for the purchase at face value of negotiable certificates of deposit of the Agent for delivery on such day in amounts comparable to such CD Rate Loan and having maturities comparable to such Interest Period by (ii) a number equal to 1.00 minus the CD Rate Reserve Percentage; and

               (B)  the Assessment Rate.

          The CD Rate may also be expressed by the following formula:

          [average of the secondary market]
CD Rate = [bid rates determined by the Agent] + Assessment Rate
          [1.00 - CD Rate Reserve Percentage]

The CD Rate shall be adjusted with respect to any CD Rate Option outstanding on the effective date of any change in the CD Rate Reserve Percentage as of such effective date. The Agent shall give prompt written notice to the Borrower of the CD Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

          CD Rate Reserve Percentage shall mean the maximum effective percentage
          --------------------------
(expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent, which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) for a member bank of such System in respect of nonpersonal time deposits in Dollars in the United

States. The CD Rate shall be adjusted automatically as of the effective date of each change in the CD Rate Reserve Percentage.

          Change in Control shall mean the occurrence of either or both of
          -----------------
the following:

          (a) the failure of Jones Intercable to own, free and clear of all Liens or other encumbrances, 100% of the outstanding general partnership interests in the Borrower; or

          (b) the failure of Jones Intercable to be the sole general partner of the Borrower; provided, however, that if Jones Intercable ceases to be the sole
              --------  -------
general partner of the Borrower but within 90 days thereafter a replacement general partner acceptable to the Required Banks in their sole discretion shall have been appointed, then no Change in Control shall be deemed to have occurred.

          Closing Date shall mean the date hereof.
          ------------

          Collateral shall mean all property of the Borrower in which security
          ----------
interests are to be granted under the Security Agreement; provided that the interest of Borrower in Cable TV Fund 14-A/B Venture shall not be part of the Collateral.

          Commitment Fee shall have the meaning assigned to that term in
          --------------
Section 2.3.

          Communications Act shall mean the Communications Act of 1934 and the
          ------------------
rules and regulations issued thereunder, as amended, reformed or otherwise modified from time to time.

          Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful
          -----------------------------                -
money of the United States of America.

          Environmental Complaint shall mean any written complaint setting forth
          -----------------------
a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

          Environmental Conditions shall mean any conditions of the environment,
          ------------------------
including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

          Environmental Laws shall mean all federal, state, local and foreign
          ------------------
Laws and regulations. including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

          ERISA shall mean the Employee Retirement Income Security Act of 1974,
          -----
as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

          ERISA Group shall mean, at any time, the Borrower and all members of a
          -----------
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

          Euro-Rate shall mean, with respect to the Loans comprising any
          ---------
Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the London interbank offered rate of interest per annum appearing on Telerate display page 3750 or such other display page on the Telerate System as may replace such page evidencing quotes by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to
1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Euro-Rate =  Telerate page 3750 quoted by British Bankers'
             Association or appropriate successor
             ------------------------------------
             1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

          Euro-Rate Reserve Percentage shall mean the maximum percentage
          ----------------------------
(expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

          Event of Default shall mean any of the events described in
          ----------------
Section 8.1 and referred to therein as an "Event of Default."

          Expiration Date shall mean, with respect to the Revolving Credit
          ---------------
Commitments, September 30, 2000.

          Facility Fees shall mean the fees referred to in Fee Letters.
          -------------

          FCC shall mean the Federal Communications Commission or any successor
          ---
agency thereto performing functions similar to those performed by the Federal Communications Commission on the date hereof.

          FCC License shall mean any license or permit issued by the FCC,
          -----------
including, without limitation, licenses issued in connection with the operation of CATV or SMATV systems, community antenna relay systems, microwave systems, earth stations and business and other two-way radios.

          Federal Funds Effective Rate for any day shall mean the rate per
          ----------------------------
annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal
                                                  --------
Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

          Fee Letters shall have the meaning assigned to that term in Section
          -----------
2.4.

          Financial Projections shall have the meaning assigned to that
          ---------------------
term in Section 5.19(ii).

          Franchise shall mean any franchise, permit, license or other
          ---------
authorization granted by any Official Body, including all laws, regulations and ordinances relating thereto, for the construction, operation and maintenance of a CATV or SMATV system and the reception and transmission of signals by microwave, and shall include, without limitation, all FCC Licenses and all certificates of compliance and cable television registration statements which are required to be issued by or filed with the FCC.

          Franchise Agreement shall mean any ordinance, agreement, contract or
          -------------------
other document stating the terms and conditions of any Franchise, including, without limitation, all exhibits and schedules thereto, all amendments thereof and consents, waivers and extensions issued thereunder, any documents incorporated therein by reference and the application from which such Franchise was granted.

          GAAP shall mean generally accepted accounting principles as are in
          ----
effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

          General Partner shall mean Jones Intercable until such time as Jones
          ---------------
Intercable is replaced in accordance with the terms of this Agreement by another Person as the general partner of the Borrower, at which time "General Partner" shall mean such other Person. Whenever the term "General Partner" is used herein, such term shall mean any such Person in its capacity as general partner of the Borrower.

          General Partner Advances shall mean (i) all amounts representing
          ------------------------
deferred Management Fees and deferred Allocated Overhead, (ii) all amounts representing the Borrower's obligation to repay cash advances or loans made to the Borrower by the General Partner or any previous general partner of the Borrower, and (iii) any interest accrued on any of the foregoing amounts.

          Head End shall mean the antenna site, the tower and the antenna, the
          --------
microwave communications equipment, the earth station and the head-end facilities, equipment, leaseholds or other real estate and leasehold improvements relating thereto.

          Historical Statements shall have the meaning assigned to that
          ---------------------
term in Section 4.19(i).

          Indebtedness shall mean, as to any Person at any time, any and all
          ------------
indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any guaranty of Indebtedness for borrowed money.

          Insolvency Proceeding shall mean, with respect to any Person, (a) any
          ---------------------
case, action or proceeding with respect to such Person (1) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or otherwise relating to liquidation, dissolution, winding-up or relief of such Person, or
(b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors, undertaken under any Law.

          Intercompany Subordination Agreement shall mean a Subordination
          ------------------------------------
Agreement among the Borrower, the General Partner and the Agent in the form attached hereto as Exhibit 1.l(I)(2) pursuant to which the General Partner
                           -----------
Advances shall be subordinated to the repayment of the Obligations.

          Interest Coverage Ratio shall mean, at any time, the ratio, computed
          -----------------------
on a consolidated basis, of: (a) Cash Flow for the immediately preceding Fiscal Quarter to (b) Interest Expense for the immediately preceding Fiscal Quarter.

          Interest Expense shall mean, for any period, the interest expense of
          ----------------
the Borrower for such period, including, (whether or not includable under GAAP) all net amounts payable with respect to interest rate hedging and similar agreements, commitment fees owed with respect to the Commitments and the portion of any capitalized lease of the Borrower allocable to interest expense, in each case paid or payable during such period.

          Interest Period shall have the meaning assigned to such term in
          ---------------
Section 3.2.

          Interest Rate Option shall mean any CD Rate Option, Euro-Rate
          --------------------
Option or Base Rate Option.

          Interim Statements shall have the meaning assigned to that term
          ------------------
in Section 5.19.

          Internal Revenue Code shall mean the Internal Revenue Code of 1986, as
          ---------------------
the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

          Jones Intercable Shall mean Jones Intercable Inc., a Colorado
          ----------------
corporation.

          Labor Contracts shall mean all employment agreements, employment
          ---------------
contracts, collective bargaining agreements and other agreements among the Borrower or the General Partner or its employees.

          Law shall mean any law (including common law), constitution, statute,
          ---
treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

          Leverage Ratio shall mean, at any time, the ratio, computed on a
          --------------
consolidated basis, of: (a) Total Debt at such time to (b) Annualized Cash Flow.

          Lien shall mean any mortgage, deed of trust, pledge, lien, security
          ----
interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

          Loan Documents shall mean this Agreement, the Agent's Letter, the Fee
          --------------
Letters, the Intercompany Subordination Agreement, the Notes, the Security Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan
                                      -------------
Documents.

          Loan Request shall have the meaning given to such term in Section 2.5.
          ------------

          Loans or Revolving Credit Loans shall mean collectively and Loan or
          -----    ----------------------                             ----
Revolving Credit Loan shall mean separately all Revolving Credit Loans or any
---------------------
Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1.

          Management Fees shall mean, for any period, the management fees
          ---------------
payable by the Borrower to the General Partner during such period for management services provided to the Borrower pursuant to the Partnership Agreement.

          Material Adverse Change shall mean any set of circumstances or events
          -----------------------
which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects (with respect to the Borrower's ability to pay the Obligations) of the Borrower or impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay or perform its Indebtedness, or (c) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

          Month, with respect to an Interest Period under the Euro-Rate Option,
          -----
shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

          Multiemployer Plan shall mean any employee benefit plan which is a
          ------------------
"multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

          Multiple Employer Plan shall mean a Plan which has two or more
          ----------------------
contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

          Notices shall have the meaning assigned to that term in Section 10.6.
          -------

          Obligation shall mean any obligation or liability of the Borrower to
          ----------
the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Agent's Letter, the Fee Letters or any other Loan Document.

          Official Body shall mean any national, federal, state, local or other
          -------------
government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          Partnership Agreement shall mean the Limited Partnership Agreement of
          ---------------------
the Borrower dated February 4, 1987, a copy of which has been provided to the Agent and which is attached to the Certificate delivered pursuant to Section 6.1.2, as such agreement may be amended, restated or otherwise modified from time to time after the date hereof.

          Pay-to-Basic Rate shall mean, at any time, a percentage derived from a
          -----------------
fraction the numerator of which is the number of Pay Units at such time and the denominator of which is the number of Basic Subscribers at such time.

          Pay Unit shall mean a cable programming service subscribed to by any
          --------
subscriber of a cable system at an additional charge in excess of the amount paid by any such subscriber for basic or expanded basic service, which subscription is not more than 60 days past due. The number of Pay Units in the case of subscribers receiving a reduced bulk payprogramming service rate shall be determined by dividing (x) the aggregate dollar amount of monthly subscribers' fees paid on account of such services by (y) the standard rate for the pay programming services received.

          PBGC shall mean the Pension Benefit Guaranty Corporation established
          ----
pursuant to Subtitle A of Title IV of ERISA or any successor.

          Permitted Asset Sale shall mean a sale of assets of substantially all
          --------------------
of a Cable System if the following conditions are met: (i) no Potential Default or Event of Default will exist after or be caused by such Sale, (ii) the Borrower owns not fewer than 2 of the Cable Systems after such sale, and (iii) the Proceeds therefor is applied to repay the Obligations in accordance with
Section 4.5.

          Permitted Investments shall mean:
          ---------------------

               (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

               (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition; and

               (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition.

          Permitted Liens shall mean:
          ---------------

               (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

               (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

               (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

               (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

               (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

               (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks,

               (vii) Liens on property leased by the Borrower under capital and operating leases not prohibited by any Loan Document securing obligations of such Borrower to the lessor under such leases;

               (viii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

               (ix) Purchase Money Security Interests, provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $750,000; and

               (x) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of the Borrower to perform its Obligations hereunder or under the other Loan Documents:

          (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

          (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

          (3) Liens resulting from final judgments or orders described in
Section 8.1.6.

          Permitted Subordinated Indebtedness shall mean Indebtedness owing to
          -----------------------------------
the General Partner provided such Indebtedness is subject to the Intercompany Subordination Agreement.

          Person shall mean any individual, corporation, partnership, limited
          ------
liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

          Plan shall mean at any time an employee pension benefit plan
          ----
(including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

          Pole Agreement shall mean any conduit occupancy rights, pole
          --------------
agreement, pole rental, pole use, access or similar agreement with any telephone company, public authority, public utility or other entity pursuant to which the coaxial, fiber-optic or other type of cable and local distribution units of a cable television system are extended.

          Potential Default shall mean any event or condition which with notice,
          -----------------
passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would cause or constitute an Event of Default.

          Principal Office shall mean the main banking office of the Agent
          ----------------
in New York, New York.

          Prior Bank Facility shall mean the revolving credit facility provided
          -------------------
pursuant to that certain $80,000,000 Credit Agreement dated July 21, 1994, as amended, among The Bank of Nova Scotia, as Agent, and certain commercial lending institutions party thereto.

          Prior Security Interest shall mean a valid and enforceable perfected
          -----------------------
firstpriority security interest under the Uniform Commercial Code in the Collateral which is subject only to (i) Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or
(ii) Purchase Money Security Interests as permitted hereunder.

          Proceeds shall mean with respect to any sale of assets permitted by
          --------
Section 7.2.7(iv), the aggregate of (i) the cash paid to or on behalf of the Borrower, directly or indirectly, in connection therewith and (ii) the Indebtedness of the Borrower incurred or assumed by or on behalf of the purchaser, whether fixed or contingent, less the expenses incurred by the Borrower in connection with such sale.

          Prohibited Transaction shall mean any prohibited transaction as
          ----------------------
defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

          Property shall mean all real property, both owned and leased, of
          --------
any Borrower.

          Purchase Money Security Interest shall mean Liens upon tangible
          --------------------------------
personal property securing loans to the Borrower or deferred payments by the Borrower for the purchase of such tangible personal property.

          Purchasing Bank shall mean a Bank which becomes a party to this
          ---------------
Agreement by executing an Assignment and Assumption Agreement.

          Ratable Share shall mean the proportion that a Bank's Commitment
          -------------
bears to the Commitments of all of the Banks.

          Regulated Substances shall mean any substance, including any solid,
          --------------------
liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

          Regulation U shall mean Regulation U, T, G or X as promulgated by the
          ------------
Board of Governors of the Federal Reserve System, as amended from time to time.

          Reportable Event shall mean a reportable event described in Section
          ----------------
4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

          Required Banks shall mean
          --------------

               (i) if there are no Loans outstanding, Banks whose Commitments aggregate at least 66 2/3% of the Commitments of all of the Banks, or

               (ii) if there are Loans outstanding, any Bank or group of Banks if the sum of the Loans of such Banks then outstanding aggregates at least 66 2/3% of the total principal amount of all of the Loans then outstanding.

          Revolving Credit Base Rate Option or Base Rate Option shall mean the
          ---------------------------------    ----------------
option of the Borrower to have Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

          Revolving Credit CD Rate Option or CD Rate Option shall mean the
          -------------------------------    --------------
option of the Borrower to have Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1 (iii).

          Revolving Credit Commitment or Commitment shall mean, as to any Bank
          ---------------------------    ----------
at any time, the amount initially set forth opposite its name on Schedule 1.1
                                                                 ------------
(B) in the
---
column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments or Commitments shall mean the aggregate Revolving
-----------------------------   ------------
Credit Commitments of all of the Banks.

          Revolving Credit Euro-Rate Option or Euro-Rate Option shall mean the
          ---------------------------------    ----------------
option of the Borrower to have Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

          Revolving Credit Notes or Notes shall mean collectively and Revolving
          ----------------------    -----                             ---------
Credit Note or Note shall mean separately all the Revolving Credit Notes of the
------------   ----
Borrower in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans
                        --------------
together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

          Revolving Facility Usage shall mean at any time the sum of the
          ------------------------
Revolving Credit Loans outstanding.

          Royal Bank of Canada shall mean Royal Bank of Canada, its
          --------------------
successors and assigns.

          Security Agreement shall mean the Security Agreement in substantially
          ------------------
the form of Exhibit 1.1(S) executed and delivered by the Borrower to the Agent for the benefit of the Banks.

          Standard & Poor's shall mean Standard & Poor's Ratings Services,
          -----------------
a division of The McGraw-Hill Companies, Inc.

          Subsidiary of any Person at any time shall mean (i) any corporation or
          ----------
trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries, provided, that for all purposes of this Agreement, Cable TV Fund 14-A Venture shall not be deemed to be a Subsidiary of the Borrower.

          Total Debt shall mean all Indebtedness of the Borrower, excluding
          ----------
General Partner Advances.

          Transferor Bank shall mean the selling Bank pursuant to an
          ---------------
Assignment and Assumption Agreement.

          Uniform Commercial Code shall have the meaning assigned to that
          -----------------------
term in Section 5.2.1

      1.2 Construction.
          ------------

      Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

          1.2.1 Number; Inclusion.
                -----------------

          References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

          1.2.2 Determination.
                -------------

          References to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

          1.2.3 Agent's Discretion and Consent.
                ------------------------------

          Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

          1.2.4 Documents Taken as a Whole.
                --------------------------

          The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

          1.2.5 Headings.
                --------

          The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

          1.2.6 Implied References to this Agreement.
                ------------------------------------

          Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

          1.2.7 Persons.
                -------

          Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

          1.2.8 Modifications to Documents.
                --------------------------

          Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

          1.2.9 From, To and Through.
                --------------------

          Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

          1.2.10 Shall; Will.
                 -----------

          References to "shall" and "will" are intended to have the same meaning.

          1.3  Accounting Principles.
               ---------------------

          Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms
                                --------  -------
used in Section 7.2 (and all defined terms used in the definition of any accounting term used in Section 7.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.19. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

                        2.  REVOLVING CREDIT FACILITY
                            -------------------------

          2.1  Revolving Credit Commitments.
               ----------------------------

               2.1.1 Commitment
                     ----------

               Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

               2.1.2 Voluntary Reduction of Commitment.
                     ---------------------------------

               The Borrower shall have the right at any time and from time to time upon three (3) Business Days' prior written notice to the Agent to reduce permanently, in a minimum amount of $1,000,000 and whole multiples of $100,000 of principal, or terminate the Commitments, without penalty or premium except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.6.2 hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Commitment as so reduced or terminated.

          2.2 Nature of Banks' Obligations with Respect to Revolving Credit
              -------------------------------------------------------------
              Loans.
              -----

          Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

          2.3  Commitment Fees.
               ---------------

          Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as Proceeds for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to

3/8% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of such Bank's Revolving Credit Commitment and the principal amount of Loans outstanding to such Bank as the same may be constituted from time to time. All Commitment Fees shall be payable in arrears on the last Business Day of each June, September, December and March after the date hereof and on the Expiration Date or upon acceleration of the Notes.

          2.4  Revolving Credit Facility Fee.
               -----------------------------

          The Borrower agrees to pay to the Agent for the account of each Bank on the Closing Date, as consideration for such Bank's Revolving Credit Commitment, a nonrefundable facility fee described in those certain letters entered into between the Borrower and each Bank (the "Fee Letters").

          2.5  Revolving Credit Loan Requests.
               ------------------------------

          Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.1, by delivering to the Agent, not later than 2:00 p.m., New York time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which a CD Rate Option or a Euro-Rate Option applies or the conversion to or the renewal of a CD Rate Option or a Euro-Rate Option for any Revolving Credit Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, which shall be in integral multiples of $100,000 and not less than $1,000,000 for each Borrowing Tranche to which a CD Rate Option or a Euro-Rate Option applies and not less than the lesser of $1,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies;
(iii) whether a CD Rate Option or a Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which a CD Rate Option or a Euro-Rate Option applies, an appropriate Interest Period for the proposed Revolving Credit Loans comprising such Borrowing Tranche.

          2.6  Making Revolving Credit Loans.
               -----------------------------

          The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed

Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 6.2, fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., New York time, on the applicable Borrowing Date, provided that if any
                                                            --------
Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 9.16.

          2.7  Revolving Credit Notes.
               ----------------------

          The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

                              3.   INTEREST RATES
                                   --------------

          3.1  Interest Rate Options.
               ---------------------

          The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option, CD Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there
                                                           --------
shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all of the Loans accruing interest at a CD Rate Option or a Euro-Rate Option. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

               3.1.1 Revolving Credit Interest Rate Options.
                     --------------------------------------

               Subject to the provisions of Section 3.1.3, the Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                     (i) Revolving, Credit Base Rate Option: A fluctuating rate
                         ----------------------------------
per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate;

                 (ii) Revolving Credit Euro-Rate Option: A rate per annum
                      ---------------------------------
(computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin; or

                 (iii) Revolving Credit CD Rate Option: A rate per annum
                       -------------------------------
(computed on the basis of a year of 360 days and actual days elapsed) equal to the CD Rate plus the Applicable Margin.

          3.1.2 Rate Quotations.
                ---------------

          The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

          3.1.3 Options During Default.
                ----------------------

          Notwithstanding anything herein to the contrary, the Borrower shall not be entitled to select the CD Rate Option or the Euro-Rate Option while there exists either a Potential Default of Event of Default. Subject to the provisions of Sections 3.3 and 9.2, any Loan in respect of which an Interest Period ends while a Potential Default or Event of Default exists shall automatically be converted at the end of such Interest Period to a Loan bearing the Base Rate.

     3.2  Interest Periods.
          ----------------

     At any time when the Borrower shall select, convert to or renew a CD Rate Option or a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such CD Rate Option or such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months if the Borrower selects the Euro-Rate Option and 30, 60, 90 or 180 days if the Borrower selects the CD Rate Option. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a CD Rate Option or a Euro-Rate Option:

          3.2.1 Ending Date and Business Day.
                ----------------------------

          Any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          3.3.2 Amount of Borrowing Tranche.
                ---------------------------

          Each Borrowing Tranche of CD Rate Loans or Euro-Rate Loans shall be in integral multiples of $100,000 and not less than $1,000,000;

          3.2.3 Termination Before Expiration Date.
                ----------------------------------

          The Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

          3.2.4 Renewals.
                --------

          In the case of the renewal of a CD Rate Option or a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

     3.3  Interest After Default.
          ----------------------

     To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

          3.3.1 Interest Rate.
                -------------

          The rate of interest for each Loan otherwise applicable pursuant to
Section 3.1 shall be increased by 2.0% per annum; and

          3.3.2 Other Obligations.
                -----------------

          Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

          3.3.3 Acknowledgement.
                ---------------

          The Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

     3.4  CD Rate or Euro-Rate Unascertainable; Illegality; Increased
          ------------------------------------------------------------
Costs; Deposits Not Available.
------------------------------

          3.4.1 Unascertainable.
                ---------------

          If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

               (i) adequate and reasonable means do not exist for ascertaining such CD Rate or Euro-Rate, or

               (ii) a contingency has occurred which materially and adversely affects the secondary markets for negotiable certificates of deposit maintained by dealers of recognized standing relating to the CD Rate or the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 3.4.3.

          3.4.2 Illegality; Increased Costs; Deposits Not Available.
                --------------------------------------------------

          If at any time any Bank shall have determined that:

               (i) the making, maintenance or funding of any Loan to which a CD Rate Option or a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

               (ii) such CD Rate Option or Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

               (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a CD Rate Option or a Euro-Rate Option applies, respectively, are not available to such Bank at the effective cost of funding a proposed CD Rate Loan or in the London interbank market, then the Agent shall have the rights specified in
Section 3.4.3.

          3.4.3 Agent's and Bank's Rights.
                -------------------------

          In the case of any event specified in Section 3.4.1 above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 3.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a CD Rate Option or a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section
3.4.1 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a CD Rate Option or a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 3.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 3.6.2, as to any Loan of the Bank to which a CD Rate Option or a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.4. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

     3.5  Selection of Interest Rate Options.
          -----------------------------------

     If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option or the CD Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2, the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option as applicable, commencing upon the last day of the existing Interest Period.

                                 4.   PAYMENTS
                                      --------

     4.1  Payments.
          --------

          All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 2:00 p.m., New York time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided
                                                                     --------
that in the event payments are received by 11:00 a.m., New York time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

     4.2  Pro Rata Treatment of Banks.
          ---------------------------

     Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Facility Fees, or other fees (except for the Agent's
Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 3.4.3 in the case of an event specified in Section 3.4 [CD Rate or Euro-Rate Unascertainable]; Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available], 4.4 [Voluntary Prepayments] or 4.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

     4.3  Interest Payment Dates.
          -----------------------

     Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each June, September, December and March after the date hereof and on the Expiration Date or upon acceleration of the Notes after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on loans to which a CD Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than ninety (90) days, on the 90th day of such Interest Period. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 4.5 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

     4.4  Voluntary Prepayments.
          ---------------------

          4.4.1 Right to Prepay.
                ---------------

          The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 below or in Section 4.6):

                (i)  at any time with respect to any Loan,

                (ii) on the date specified in a notice by any Bank pursuant to
Section 3.4 [CD Rate or Euro-Rate Unascertainable] with respect to any Loan to which a CD Rate Option or Euro-Rate Option applies.

          Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

          (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

          (y) a statement indicating the application of the prepayment between the Revolving Credit Loans; and

          (z) the total principal amount of such prepayment, which shall not be less than $100,000.

          The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.4.3, if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the CD Rate Option applies and then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.6.2.

          4.4.2  Replacement of a Bank.
                 ---------------------

          In the event any Bank (i) gives notice under Section 3.4 or Section 4.6.1, (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (w) receipt of such Bank's notice under Section
3.4 or 4.6.1, (x) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank,
(y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the time
            --------
of such prepayment any amounts required under Section 4.6 and any accrued interest due on such amount and any related fees provided, further, the
                                                 --------
remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 9.14.

          4.4.3 Change of Lending Office.
                ------------------------

          Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 [Illegality, Etc.] or 4.6.1 [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy Proceeds of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and
       --------
its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Borrower or the rights of the Agent or any Bank provided in this Agreement.

          4.5  Mandatory Prepayments.
               ---------------------

                4.5.1 Sale of Assets.
                      --------------

                      4.5.1.1 Within five (5) Business Days after any Permitted Asset Sale, (i) the Borrower shall make a payment to reduce the principal amount of the Revolving Credit Usage equal to 50% of the Proceeds in respect thereof and (ii) the Commitments shall automatically reduce by the same amount.

                      4.5.1.2 Contemporaneously with the sale or transfer of any Cable System which is not a Permitted Asset Sale, (i) the Borrower shall repay in full all of the Obligations and (ii) the Commitments shall automatically reduce to zero ($0).

                4.5.2 Reduction of Commitment.
                      -----------------------

                Whenever the principal amount of the Revolving Facility Usage exceed the Commitment (whether because of a reduction thereof pursuant to Section 4.5.1 or otherwise), the Borrower shall make a payment of principal sufficient to reduce such excess to zero together with interest accrued thereon.

                4.5.3 Application Among Interest Rate Options.
                      ---------------------------------------

                All prepayments required pursuant to this Section 4.5 shall be applied among the Interest Rate Options as elected by the Borrower or, if the Borrower makes no such election, then first to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a CD Rate Option and then to Loans subject to a Euro-Rate Option. In accordance with Section 4.6.2, the Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a CD Rate Option or a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

          4.6   Additional Compensation in Certain Circumstances.
                ------------------------------------------------

                4.6.1 Increased Costs or Reduced Return Resulting From Taxes,
                      ------------------------------------------------------
Reserves, Capital Adequacy Requirements, Expenses, Etc.
-------------------------------------------------------

                If the adoption of or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body made subsequent to the date hereof:

                      (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                      (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                      (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                4.6.2 Indemnity.
                      ---------

                In addition to the compensation required by Section 4.6.1, the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a CD Rate Option or a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any:

                (i) payment, prepayment, conversion or renewal of any Loan to which a CD Rate Option or a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due);

                (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under
Section 2.5 or notice relating to prepayments under Section 3.4 or notice of reductions of the Commitments under Section 2.5 or

                (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

          If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable so long as such are consistent with such Bank's past practices) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank fifteen (15) Business Days after such notice is given.

                      5.   REPRESENTATIONS AND WARRANTIES
                           ------------------------------

          5.1  Representations and Warranties.
               ------------------------------

          The Borrower represents and warrants to the Agent and each of the Banks as follows:

          5.1.1  Organization and Qualification.
                 ------------------------------

          (a) The Borrower is a limited partnership duly organized and validly existing under the laws of the State of Colorado and is duly qualified to do business in the states of Colorado, Illinois, Maryland and Minnesota, the only other jurisdiction(s) in which the conduct or contemplated conduct of its business or the ownership or lease of its assets requires such qualification.

          (b) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The General Partner is duly qualified and in good standing in all jurisdictions in which the conduct of its business or the ownership or lease of its assets requires such qualification (except where the failure to do so would not have a material adverse effect on the business operations or financial condition of the General Partner).

          (c) Each of the Borrower and the General Partner has full partnership or corporate power and authority, respectively, holds all requisite governmental licenses, permits and other approvals to enter into and perform its respective Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and holds all requisite material governmental licenses, permits and other approvals to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

          (d) The General Partner is the sole general partner of the Borrower and owns 100% of the outstanding general partnership interests in the Borrower, free and clear of all Liens or other encumbrances other than Permit Liens.

     5.2  Due Authorization, Noncontravention, Etc.
          ----------------------------------------

     The execution, delivery and performance by and on behalf of the Borrower of this Agreement, the Notes and each other Loan Document are within the Borrower's and the General Partner's powers, have been duly authorized by all necessary action and do not

          (i) contravene the Borrower's partnership agreement, the General Partner's articles or certificate of incorporation, bylaws and any other governing documents;

          (ii) contravene (x) any law or governmental regulation or court decree or order binding on or affecting the Borrower or the General Partner or (y) any contractual restriction binding on or affecting the General Partner or the Borrower which contravention is reasonably likely to have a material adverse effect on the Borrower's consolidated business, operations, assets, revenues, properties or prospects (with respect to the Borrower's ability to pay or repay the Obligations); or

          (iii) result in, or require the creation or imposition of, any Lien on any of the Borrower's or the General Partner's properties (other than the Lien of the Security Agreement).

     5.3  Government Approval, Regulation, Etc.
          ------------------------------------

          Other than as set forth in Schedule 5.3, or those which have been
                                     ------------
obtained and are in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the General Partner of the Intercompany Subordination Agreement or by the Borrower of this Agreement, the Notes or any other Loan Document. Neither the Borrower nor the General Partner is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.4  Validity, Etc.
          -------------

          This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms. Each of the Partnership Agreement and the Intercompany Subordination Agreement constitutes the legal, valid and binding obligation of the General Partner, enforceable in accordance with its respective terms.

     5.5  Partnership Agreement.
          -----------------------

          The Partnership Agreement is in full force and effect, and no default or event which, with the passage of time or notice or both, would constitute a default has occurred and is continuing thereunder.

     5.6  No Material Adverse Change.
          --------------------------

          Since the date of the financial statements described in Section 5.19(i), there has been no material adverse change in the Borrower's business, assets, properties, revenue, financial condition, operations or (with respect to the Borrower's ability to pay or repay the Obligations) prospects.

     5.7  Litigation, Labor Controversies, Etc.
          ------------------------------------

          Except as set forth in Schedule 5.7, there are no actions, suits,
                                 ------------
proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or the General Partner at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. Neither the Borrower nor the General Partner is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

     5.8  Subsidiaries.
          ------------

     The Borrower has no Subsidiaries.

     5.9  Ownership of Properties.
          -----------------------

          The Borrower owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens, charges or claims, except for Permitted Liens. The Borrower owns no patents, trademarks, trade names, service marks and copyrights.

     5.10 Taxes.
          -----

          The Borrower has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     5.11 Pension and Welfare Plans.
          -------------------------

     The Borrower has not established or maintained, nor has it ever made or been obligated to make contributions to nor is it obligated to make contributions to, any Plan, Benefit Arrangement or Multiemployer Plan.

     5.12 Environmental Warranties.
          ------------------------

          Except as disclosed on Schedule 5.12:
                                 -------------

                (i) The Borrower has not received any Environmental Complaint from any Official Body or private Person alleging that the Borrower or any prior owner of any of the Property owned by the Borrower is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. (S) 9601, et seq., and Borrower has no reason to believe that such an
                    -- ---
Environmental Complaint might be received. There are no pending or, to the Borrower's knowledge, threatened Environmental Complaints relating to the Borrower or, to the Borrower's knowledge, any prior owner of any of the Property owned by the Borrower pertaining to, or arising out of, any Environmental Conditions.

                (ii) The Borrower is in compliance with the Environmental Laws and, to the Borrower's knowledge, there are no circumstances at, on or under any of the Property that constitute a breach of or noncompliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, to Borrower's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

                (iii) Neither any of the Property owned by the Borrower nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. The Borrower engages in no processes, facilities, operations, equipment or other activities at, on or under any of the Property, and, to the Borrower's knowledge there are no such processes, facilities, operations, equipment or other activities, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws.

                (iv) There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property owned by the Borrower that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property owned by the Borrower that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

                (v) The Borrower has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of the Borrower presently conducted. The Borrower has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

                (vi) All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property owned by the Borrower and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in accordance with the Environmental Laws.

     5.13 Regulations G, U and X.
          ----------------------

          The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with Regulation G, U or X. Terms for which meanings are provided in Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     5.14 Accuracy of Information.
          -----------------------

          Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower or the General Partner which materially adversely affects the business, property, assets, financial condition, results of operations or prospects (with respect to the Borrower's ability to pay or repay the obligations) of the Borrower which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

     5.15 Cable Authorizations.
          --------------------

          Schedule 5.15 accurately and completely lists all CATV and SMATV
          -------------
systems currently owned by the Borrower and all Franchises issued or granted to the Borrower (such

Franchises, together with all renewals and extensions thereof, are referred to collectively as the "Cable Franchises"). The Cable Franchises constitute the only material Franchises required or advisable in connection with the conduct by the Borrower of its business as presently conducted. All of the Cable Franchises are duly issued in the name of the Borrower (or are issued in some other name but have been duly and validly assigned to the Borrower), the Borrower has full power and authority to operate thereunder, and each such Cable Franchise will expire on the date set forth for such Cable Franchise in Schedule 5.15. All
                                                         -------------
assets of the Cable Svstems and all Cable Franchises, contracts, agreements and other things necessary or advisable in connection with the present or proposed operation of the Cable Systems shall at all times be owned (or leased on terms and conditions permitted hereunder) and held by the Borrower. Schedule 5.15
                                                              -------------
accurately and completely lists all agreements, if any, which are presently in effect with public utilities for the use of public utility facilities in connection with the Cable Systems. Each of the Borrower and the General Partner (with respect to the business and operations of the Borrower) has the right and authority (contractual, by law or otherwise) to provide pay television and related services to subscribers. Schedule 5.15 accurately and completely lists
                                 -------------
(i) all deeds, leases, leaseholds and other interests in real property held by the Borrower, together with accurate legal descriptions of all such real property owned or leased by the Borrower, and (ii) all Pole Agreements and wire line-crossing agreements to which the Borrower is a party. Other than the Franchise held by Ameritech New Media, Inc. covering the City of Naperville, Illinois and the Franchise held by Anderson Pacific Corporation covering the Village of Rantoul, Illinois, the Cable Franchises, to the best knowledge of the General Partner and the Borrower, no Franchise has been granted with respect to the territory covered by the Cable Franchises nor, to the best of the Borrower's knowledge, is any application for any such Franchise pending. As of the date of this Agreement, there is no overbuilding of any territory covered by the Cable Systems other than overbuilding in Rantoul, Illinois and Naperville, Illinois.

        5.16 Registration and Regulatory Compliance.
             --------------------------------------

        With respect to each of the Cable Systems, there is a registration statement on file with the FCC which fully complies with all applicable requirements of 47 C.F.R. Part 76, Subpart B. The Borrower is the holder of each of the FCC Licenses listed on Schedule 5.15, each of which has the effective and
                              -------------
expiration dates noted on Schedule 5.15, and is, to the best of the Borrower's
                          -------------
and General Partner's knowledge, lawfully issued (and continues to exist) pursuant to the rules and regulations of the FCC after compliance with all applicable requirements of law. The Borrower is presently in compliance in all material respects with all terrns and conditions of all FCC Licenses covering the Cable Systems, all federal, state and local laws, all rules regulations and administrative orders of the FCC (other than with respect to compliance with regulations promulgated by the FCC regarding rates and codified at 47 C.F.R.
(S)(S) 76.922-76.924, with which, to the Borrower's knowledge, it is in compliance in all material respects) and all state and local commissions or authorities which are applicable to the Borrower or the operation of the Cable Systems (including, without limitation, those regarding signal leakage), and the foregoing permit any contemplated and continued operation of the Cable Systems without the obtaining of any further approvals, covenants, modifications or the taking of any other action of any kind or nature whatsoever. The Borrower has received no notice that any fact or any past, present or threatened occurrence would preclude or impair its ability to obtain any FCC License or other Franchise necessary for the operation or proposed expansion of the Cable Systems.

     5.17 Franchises, Copyrights and Licenses.
          -----------------------------------

     The Borrower possesses, or has the right to use, all FCC Licenses and all other Franchises, all copyrights, all licenses (including all cable television or broadcast licenses), all rights under agreements with public utilities and microwave transmission companies, Pole Agreements and all utility easements and other rights the absence of which is reasonably likely to have a material adverse effect on the business, properties, operations or conditions, financial or otherwise, or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower, each of which is in full force and effect and with which the Borrower is in compliance in all material respects, with no known conflict with the rights of others which could affect or impair in any material manner the business, properties, operations or condition, financial or otherwise, or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower. The General Partner or any other Affiliate of the Borrower providing services to the Borrower has obtained all licenses, permits, authorizations and Franchises necessary for the ownership of its properties used in providing services to the Cable Systems, the conduct of its business in connection with the Cable Systems and any proposed expansions of the Cable Systems, in all instances in which the failure to have obtained such licenses, permits, authorizations and Franchises could have a material adverse impact on the business, properties, operations or condition, financial or otherwise, of the Borrower. To the best of the Borrower's knowledge, no event has occurred which permits, or after the giving of notice or the lapse of time, or both, would permit, the revocation or termination of any Cable Franchise or any copyright, license, permit, authorization or other right of the FCC so as to adversely affect in any material manner the business, properties, operations or condition, financial or otherwise, or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower.

     5.18 Communications Act Filings.
          --------------------------

     The Borrower has duly and timely filed all cable television registration statements and other filings which are required to be filed under the Communications Act, and has complied in all other material respects with the Communications Act (other than with respect to compliance with regulations promulgated by the FCC regarding rates and codified at 47 C.F.R. (S)(S) 76.922-76.924, with which, to the Borrower's knowledge, it is in compliance in all material respects), including, without limitation, the rules and regulations of the FCC relating to the carriage of television signals. The Borrower has recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal all notices, statements of account, royalty fees and other documents, instruments and amounts required under the Copyright Act, and is not liable to any person for copyright infringement under the Copyright Act.

     5.19 Financial Statements.
          --------------------

                (i) Historical Statements. The Borrower has delivered to the
                    ---------------------
Agent copies of its audited consolidated year end financial statements for and as of the end of the fiscal year ended December 31, 1995 (the "Annual Statements"). In addition, the Borrower has delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 1996 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                (ii) Financial Projections. The Borrower has delivered to the
                     ---------------------
Agent financial projections of the Borrower for the period 1996-2000 derived from various assumptions of the Borrower's management (the "Financial Projections" which were prepared by the Borrower's management in good faith.

                (iii) Accuracy of Financial Statements. The Borrower has no
                      ----------------------------------
liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower which may cause a Material Adverse Change. Since September 30, 1996, no Material Adverse Change has occurred.

     5.20 No Event of Default, Compliance With Instruments.
          ------------------------------------------------

          No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Borrower or the General Partner is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

     5.21 Security Interests.
          ------------------

          The Liens and security interests granted to the Agent for the benefit of the Banks pursuant to the Security Agreement in the Collateral constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Security Agreement and such filings, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

     5.22 Insurance.
          ---------

          Borrower's insurance policies are all valid and in full force and effect. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower in accordance with prudent business practice in the industry of the Borrower. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby.

     5.23 Compliance With Laws.
          --------------------

          The Borrower is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.12) in all jurisdictions in which the Borrower is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

     5.24 Material Contracts; Burdensome Restrictions.
          -------------------------------------------

          Schedule 5.24 lists all material contracts relating to the business
          -------------
operations of the Borrower. The Borrower has no employee benefit plans or Labor Contracts. All such material contracts are valid, binding and enforceable upon the Borrower and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Borrower's knowledge, with respect to parties other than the Borrower. The Borrower is not bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which is reasonably likely to result in a Material Adverse Change.

     5.25 Employment Matters.
          ------------------

          There are no current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower which in any case would constitute a Material Adverse Change.

     5.26 Senior Debt Status.
          ------------------

          The Obligations of the Borrower under this Agreement, the Notes, and each of the other Loan Documents to which it is a party do rank and will rank superior in priority of payment with all other Indebtedness of the Borrower except Indebtedness of the Borrower to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of the Borrower which secures indebtedness or other obligations of any Person except for Permitted Liens.

     5.27 Updates to Schedules.
          --------------------

          Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in such a manner as is reasonably likely to constitute a Material Adverse Change, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided,
                                                                       --------
however, that if within 30 days after providing the Agent with such revisions or updates, the Borrower has received no notice from the Agent to the contrary, the Schedules shall be deemed to have been amended, modified or superseded by any such correction or update, and any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule shall be deemed to have been cured thereby.

                          6.   CONDITIONS OF LENDING
                               ---------------------

          The obligation of each Bank to make Loans hereunder is subject to the performance by the Borrower of its Obligations to be performed hereunder at or prior to the making of any such Loans and to the satisfaction of the following further conditions:

     6.1  First Loans.
          -----------

     On the Closing Date:

          6.1.1 Officer's Certificate.
                ---------------------

          The representations and warranties of the Borrower contained in
Section 4 and in each of the other Loan Documents shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of the Borrower, dated the Closing Date and signed by an Authorized Officer, to each such effect and, on the Closing Date, demonstrating the calculation of the ratios described in Sections 7.2.13 and 7.2.14.

     6.1.2 Secretary's Certificate.
           -----------------------

          There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Borrower and the General Partner, as appropriate, certifying as appropriate as to:

                (i) all action taken by each Borrower in connection with this Agreement and the other Loan Documents;

                (ii) the names of the Authorized Officers and the true signatures of such officers, on which the Agent and each Bank may conclusively rely;

                (iii) copies of the Borrower's organizational documents, including its certificate of limited partnership, limited partnership agreement and certificate of formation as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business;

                (iv) all action taken by the General Partner in connection with this Agreement and the other Loan Documents; and

                (v) copies of the General Partner's organizational documents, including its bylaws and articles of incorporation as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the General Partner in each state where organized or where the Borrower is qualified to do business.

     6.1.3 Delivery of Loan Documents.
           --------------------------

     The Notes, Intercompany Subordination Agreement and Security Agreement and the other Loan Documents shall have been duly executed and delivered to the Agent for the benefit of the banks, together with all appropriate financing statements.

     6.1.4 Opinion of Counsel.
           ------------------

     There shall be delivered to the Agent for the benefit of each Bank a written opinion of the corporate general counsel of the General Partner dated the Closing Date and in form and substance satisfactory to the Agent and its counsel as to such matters incident to the transactions contemplated herein as the Agent may reasonably request.

     6.1.5 Legal Details.
           -------------

     All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

     6.1.6 Payment of Fees.
           ---------------

     The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the Facility Fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

     6.1.7 Consents.
           --------

     All material consents required to effectuate the transactions contemplated hereby shall have been obtained.

     6.1.8 Officer's Certificate Regarding MACs.
           ------------------------------------

     Since September 30, 1996, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of the Borrower; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by an Authorized Officer to each such effect.

     6.1.9 No Violation of Laws.
           --------------------

     The making of the Loans shall not contravene any Law applicable to the Borrower or any of the Banks.

     6.1.10 No Actions or Proceedings.
            -------------------------

     No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened. or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan documents or the consummation of the transactions contemplated hereby or thereby or which, in the agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

     6. 1.11 Insurance Policies; Certificates of Insurance; Endorsements.
             -----------------------------------------------------------

     The Borrower shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 7.1.3 is in full force and effect and that all certificates of insurance name the Agent as additional insured lender loss payee.

     6.1.12 Filing Receipts.
            ---------------

          The Agent shall have received (1) copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Banks on the Collateral or other satisfactory evidence of such recordation and filing and (2) evidence in a form acceptable to the Agent that such Lien constitutes a Prior Security Interest in favor of the Banks. Without limiting the foregoing, the Agent shall have received payoff letters, termination statements and other items necessary to terminate Liens granted in connection with the Prior Bank Facility and to evidence such termination.

     6.2  Each Additional Loan.
          --------------------

          At the time of making any Loans other than Loans made on the Closing Date and conversion or renewal of Loans, and after giving effect to the proposed extensions of credit: the representations and warranties of the Borrower contained in Article 5 and in the other Loan Documents shall be true in all material respects on and as of the date of such additional Loan with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans shall not contravene any Law applicable to the Borrower or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request.

                                7.   COVENANTS
                                     ---------

     7.1  Affirmative Covenants.
          ---------------------

     The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all of the Borrower's other Obligations under the Loan Documents and termination of the revolving credit Commitments, the Borrower shall comply at all times with the following affirmative covenants:

          7.1.1 Preservation of Existence, Etc.
                ------------------------------

          The Borrower shall maintain its legal existence as a limited partnership and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.6.

     7.1.2 Payment of Liabilities, Including Taxes, Etc.
           --------------------------------------------

     The Borrower shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Borrower or which would affect the Collateral, provided that the Borrower will
                                               --------
pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

     7.1.3 Maintenance of Insurance.
           -------------------------

     The Borrower will keep and maintain all of its property and assets in good order and repair and fully covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to famish reasonable notice to Banks and opportunity to cure any non-payment of premiums prior to termination of coverage; and furnish to the Agent on behalf of the Banks on an annual basis with certificates of such insurance and cause the Agent on behalf of the Banks to be named as additional insured and the loss payee thereof, as their interests may appear.

     7.1.4 Maintenance of Properties and Leases.
           ------------------------------------

     The Borrower shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

     7.1.5 Patents, Trademarks, Etc.
           ------------------------

     The Borrower shall advise the Agent if it comes to own any patents, trademarks, service marks, trade names or copyrights, or any licenses, franchises, permits or authorizations necessary for the ownership and operation of its properties and business if such are not subject to the Prior Security Interest of the Agent on behalf of the Banks.

     7.1.6 Visitation Rights.
           -----------------

     The Borrower shall permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that
                                                               --------
each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection, and any visit or inspection shall be during normal business hours. In the event any Bank desires to conduct an audit of the Borrower, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

     7.1.7 Keeping of Records and Books of Account.
           ---------------------------------------

     The Borrower shall maintain and keep proper books of record and account which enable the Borrower to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

     7.1.8 Compliance With Laws.
           --------------------

     The Borrower shall comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be
                                     --------
a violation of this Section 7.1.8 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. Without limiting the foregoing, the Borrower will timely, from time to time in accordance with applicable law, record or deposit with and pay to the United States Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal all notices, statements of account, royalty fees and other documents, instruments and amounts required under the Copyright Act of the United States.

     7.1.9 Use of Proceeds.
           ---------------

           7.1.9.1 General.
                   -------
     The Borrower will use the proceeds of the Loans only for (i) general corporate purposes and for working capital or (ii) to repay and terminate Indebtedness outstanding under the prior bank facility. The proceeds of the Loans shall not be used for any purposes which contravenes any applicable Law or any provision hereof.

     7.1.9.2 Margin Stock.
             ------------

     The Borrower shall not use the proceeds of the Loans to purchase margin stock as more fully provided in Section 5.13.

     7. 1. 10 Further Assurances.
              ------------------

     The Borrower shall from time to time at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

          7.1.11 Subordination of Intercompany Loans.
                 -----------------------------------

                 The Borrower shall cause any General Partner Advances to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

     7.2  Negative Covenants.
          ------------------

     The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all of Borrower's other Obligations hereunder and termination of the Revolving Credit Commitments, the Borrower shall comply with the following negative covenants:

     7.2.1 Indebtedness.
           ------------

     The Borrower shall not, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                (i) Indebtedness under the Loan Documents or interest rate hedging and similar arrangements;
                (ii) Capitalized and operating leases as and to the extent not prohibited by any Loan Document;
                (iii) Indebtedness secured by Purchase Money Security Interests not exceeding $750,000;
                (iv) Unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services); and
                (v) Permitted Subordinated Indebtedness owing to the General Partner.

     7.2.2 Liens.
           -----

     The Borrower shall not. at any time create, incur, assume or suffer to exist any Lien on any of its property or assets. tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

     7.2.3 Guaranties.
           ----------

     The Borrower shall not, at any time, directly or indirectly, become or be liable in respect of any guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for guaranties of Indebtedness of the Borrower permitted hereunder, and the obligation of the Borrower to indemnify the General Partner pursuant to Section
10.6 of the Partnership Agreement.

     7.2.4 Loans and Investments.
           ---------------------

     The Borrower shall not, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person or agree, become or remain liable to do any of the foregoing, except:

                (i) trade credit extended on usual and customary terms in the ordinary course of business;

                (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                (iii)  Permitted Investments; and

                (iv) its interest in Cable TV Fund 14-A/B Venture.

     7.2.5 Dividends and Related Distributions.
           -----------------------------------

     The Borrower shall not make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its partnership interests on account of the purchase, redemption, retirement or acquisition of its partnership interests, including, without limitation, General Partner Advances except, provided no Potential Default or Event of Default will exist after or be caused thereby, (i) the payment to the General Partner of General Partner Advances as and to the extent permitted by and to the subordinated in accordance with Section 8.1.11 and the Intercompany Subordination Agreement and (ii) distribution to the General Partner of proceeds of Permitted Assets Sales not in excess of the amount of the prepayment of the principal amount of the Loans occasioned by such as required by Section 4.5.

     7.2.6 Liquidations, Mergers, Consolidations, Acquisitions.
           ---------------------------------------------------

     The Borrower shall not dissolve, liquidate or wind up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person.

     7.2.7 Dispositions of Assets.
           ----------------------

     The Borrower shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, except:

                (i) transactions involving the sale of inventory in the ordinary course of business;

                (ii) any non-material sale, transfer or lease of assets in the ordinary course of business which are neither Cable Systems nor which are necessary or required in the conduct of the Borrower's business;

                (iii) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets of similar type and value, provided such substitute assets are subject to the Banks' Prior Security
       --------
Interest; or

                (iv) a Permitted Asset Sale which causes the reduction of the Revolving Credit Commitment and repayment of the Revolving Credit Outstandings pursuant to Section 4.5.1 and in connection with which the Borrower makes all payments required by Section 4.5.

     7.2.8 Affiliate Transactions.
           ----------------------

     Except for General Partner Advances, payable in accordance with the terms of the Intercompany Subordination Agreement, the Borrower shall not enter into or carry out any transaction with any of its Affiliates (including purchasing property or services from or selling property or services to any Affiliate) (a) other than as set forth in Section 2.2(n) of the Limited Partnership Agreement or (b) unless such arrangement or contract is fair and equitable to the Borrower and is an arrangement or contract of the kind which would be entered into by a prudent person in the position of the Borrower with a person which is not one of its Affiliates.

     7.2.9 Subsidiaries, Partnerships and Joint Ventures.
           ---------------------------------------------

     The Borrower shall not own or create directly or indirectly any Subsidiaries. Other than with respect to its interest in Cable TV Fund 14-A/B Venture, the Borrower shall not become or agree to (1) become a general or limited partner in any general or limited partnership, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

     7.2.10 Continuation of or Change in Business.
            -------------------------------------

     The Borrower shall not engage in any business other than the operation of Cable Systems, and the Borrower shall not permit any material change in such business.

     7.2.11 Plans and Benefit Arrangements.
            ------------------------------

     The Borrower shall not create or maintain any Plan, Benefit Arrangement or Multiemployer Plan.

     7.2.12 Changes in Organizational Documents.
            -----------------------------------

     Except for routine amendments of the Borrower's partnership agreement pursuant to Section 6.1 thereof, of which the Borrower shall give the Agent contemporaneous notice, the Borrower shall not amend in any respect its Partnership Agreement, bylaws, certificate of limited partnership, certificate of formation or other organizational documents without providing at least ten
(10) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

     7.2.13 Maximum Leverage Ratio.
            ----------------------

     The Borrower shall not at any time permit the Leverage Ratio to exceed the ratio set forth below for the periods specified below:

                Period                       Ratio
                ------                       -----
          Closing Date to March 31, 1998    3.5 to 1.0
          April 1, 1998 and thereafter      3.0 to 1.0

     7.2.14 Minimum Interest Coverage Ratio.
            -------------------------------

     The Borrower shall not permit the Interest Coverage Ratio calculated as of the end of each fiscal quarter, to be less than or equal to 2.5 to 1.0.

     7.3  Reporting Requirements.
          ----------------------

     The Borrower covenants and agrees that until payment in full of the Loans, and interest thereon, satisfaction of all of the Borrower's other Obligations hereunder and under the other Loan Documents and termination of the Revolving Credit Commitments, the Borrower will furnish or cause to be furnished to the Agent, which will then promptly deliver to each of the Banks:

     7.3.1 Quarterly Financial Statements.
           ------------------------------

     As soon as available and in any event within sixty (60) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, partners' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

     7.3.2 Annual Financial Statements.
           ---------------------------

     As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, partners' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrower under any of the Loan Documents. The Borrower shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Agent and the Banks substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an event of default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 7.3.3 with respect to such financial statements and (ii) to the effect that the banks are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Borrower to deliver such reports and certificate to the banks on such accountants' behalf.

     7.3.3 Certificate of the Borrower.
           ---------------------------

     Concurrently with the financial statements of the Borrower furnished to the Agent pursuant to Sections 7.3.1 and 7.3.2, a certificate of the Borrower signed by an Authorized Officer, in the form of Exhibit 7.3.3, to the effect
                                         -------------
that, except as described pursuant to Section 7.3.4, (i) the representations and warranties of the Borrower contained in Article 4 and in the other Loan Documents are true and correct in all material respects on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Borrower has performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2.

     7.3.4 Notice of Default.
           -----------------

           Promptly after such Authorized Officer learns of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

     7.3.5 Notice of Litigation.
           --------------------

           Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower which relate to the Collateral, involve a claim or series of claims in excess of $1,000,000 or which if adversely determined would constitute a Material Adverse Change.

     7.3.6 Certain Events.
           --------------

           Written notice to the Agent:

                (i) at least ten (10) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.7(iv);

                (ii) within the time limits set forth in Section 7.2.12, any amendment to the organizational documents of the Borrower; and

                (iii) at least thirty (30) calendar days prior thereto, with respect to any change in the Borrower's locations from the locations set forth in Schedule A to the Security Agreement.

     7.3.7 Budgets, Forecasts, Other Reports and Information.
           -------------------------------------------------

           Promptly upon their becoming available to the Borrower:

                (i) the annual budget and any forecasts or projections of the Borrower, to be supplied not later than thirty (30) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                (ii) any reports including management letters submitted to the Borrower or the General Partner by independent accountants in connection with any annual, interim or special audit,

                (iii) any reports, notices or proxy statements generally distributed by the Borrower to its limited partners on a date no later than the date supplied to such limited partners,

                (iv) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

                (v) a copy of any order in any proceeding to which the Borrower is a party issued by any Official Body, and

                (vi) such other reports and information as any of the Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law of which it has notice which may result in a Material Adverse Change.

     7.3.8 Cable System Information.
           ------------------------

           7.3.8.1 Subscribers, Etc.
                   ----------------

           As soon as practicable and in any event within 60 days after the end of each Fiscal Quarter, a subscribers report setting forth for each Cable System as of the end of such Fiscal quarter (i) the number of Basic Subscribers and Pay Units as of the end of such Fiscal quarter, (ii) the Pay-to-Basic Ratio as of the end of such Fiscal Quarter, (iii) upon request of the Agent or any Lender, the number of subscribers initiating and terminating Cable Systems service during such Fiscal Quarter, and (iv) upon request by the Agent or any Lender, an aging of the Borrower's accounts receivable as of the end of such Fiscal Quarter, which report shall also include a description of any Cable Systems sold during such Fiscal quarter and the consideration received therefor.

           7.3.8.2 Franchises, Etc.
           -----------------------

           Promptly after the occurrence of (i) any lapse or other termination of any Franchise issued to the Borrower which lapse or termination may have a material adverse effect on the business, operations, financial condition or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower, (ii) any refusal by any Official Body to renew or extend any such Franchise, or (iii) any dispute between the Borrower and any Official Body which, if adversely determined, is reasonably likely to have a material adverse effect on the business, operations, financial condition or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower, notice thereof.

                7.3.8.3 Regulatory Matters, Etc.
                        -----------------------

                Promptly upon their becoming available to the Borrower, copies of (i) any periodic or special report filed by the Borrower with the FCC or with any other Official Body regulating the Cable Systems, if (A) such report indicates any material adverse changes in the business, operations, financial condition or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower, or (B) a copy thereof is requested by any Lender, and (ii) any material notice or other material communication from the FCC or from any other Official Body regulating cable systems which specifically relates to the operation of the Cable Systems.

                                 8.   DEFAULT
                                      -------

     8.1  Events of Default.
          -----------------

          An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

          8.1.1 Payments Under Loan Documents.
                -----------------------------

          The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) when due or shall fail to pay any interest on any Loan when due (and such default shall continue unremedied for a period of five days or more), in accordance with the terms hereof or thereof,

          8.1.2 Breach of Warranty.
                ------------------

          Any representation or warranty made at any time by the Borrower herein or by the Borrower in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

          8.1.3 Breach of Negative Covenants or Visitation Rights.
                -------------------------------------------------

          The Borrower shall default in the observance or performance of any covenant contained in Section 7.1.6 or Section 7.2;

          8.1.4 Breach of Other Covenants.
                -------------------------

          The Borrower or General Partner shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten
(10) Business Days after any officer of the Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrower as determined by the Agent in its sole discretion);

          8.1.5 Defaults in Other Agreements or Indebtedness.
                --------------------------------------------

          A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower may be obligated as a borrower or guarantor in excess of $ 1,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

          8.1.6 Final Judgments or Orders.
                -------------------------

          Any final judgments or orders for the payment of money in excess of $1,000,000 in the aggregate (unless fully covered by insurance) shall be entered against the Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

          8.1.7 Loan Document Unenforceable.
                ---------------------------

          Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

          8.1.8 Uninsured Losses; Proceedings Against Assets.
                --------------------------------------------

          There shall occur any uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $1,000,000 or the Collateral or any other of the Borrower's assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

          8.1.9 Notice of Lien or Assessment.
                ----------------------------

          A notice of Lien or assessment in excess of $1,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of the Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

          8.1.10 Insolvency.
                 ----------

          The Borrower or the General Partner ceases to be solvent or admits in writing its inability to pay its debts as they mature;

          8.1.11 Partnership Agreement.
                 ---------------------

          There shall occur any default under the Partnership Agreement;

          8.1.12 Cessation of Business; Authorizations; Franchise Agreements.
                 -----------------------------------------------------------

          The Borrower ceases to conduct its business as contemplated, except as expressly permitted under Section 7.2.6 or 7.2.7, or the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof,

          8.1.13 Change in Control.
                 -----------------

          A Change in Control shall occur;

          8.1.14 Involuntary Proceedings.
                 -----------------------

          A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or the General Partner in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

          8.1.15 Voluntary Proceedings.
                 ---------------------

          The Borrower or the General Partner shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

     8.2  Consequences of Event of Default.
          --------------------------------

          8.2.1 Events of Default Other Than Bankruptcy, Insolvency or
                ------------------------------------------------------
Reorganization Proceedings.
--------------------------

          If an Event of Default specified under Sections 8.1.1 through 8.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans and the Agent may, and upon the request of the Required Banks, shall by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

          8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.
                ----------------------------------------------------

          If an Event of Default specified under Section 8.1.14 or 8.1.15 shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

          8.2.3 Set-off.
                -------

          If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Borrower hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Borrower by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Borrower for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Borrower is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, guaranty or any other security, right or remedy available to any Bank or the Agent; and

          8.2.4 Suits, Actions, Proceedings.
                ---------------------------

          If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agent or any Bank, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become
       -- -----
due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

          8.2.5 Application of Proceeds.
                -----------------------

          From and after the date on which the Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Borrower have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

                (i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Borrower under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                (ii) second, to the repayment of all Indebtedness then due and unpaid of the Borrower to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                (iii) the balance, if any, to the Borrower, unless otherwise required by Law.

          8.2.6 Other Rights and Remedies.
                -------------------------

          In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

     8.3  Notice of Sale.
          --------------

          Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

9.   THE AGENT
     ---------

     9.1  Appointment.
          -----------

          Each Bank hereby irrevocably designates, appoints and authorizes Royal Bank of Canada to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Royal Bank of Canada agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

     9.2  Delegation of Duties.
          --------------------

          The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of
              --------
its duties as Agent) and, subject to Sections 9.5 and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     9.3  Nature of Duties; Independent Credit Investigation.
          --------------------------------------------------

          The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Borrower in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

          9.4  Actions in Discretion of Agent; Instructions From the Banks.
               -----------------------------------------------------------

          The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not
                                             --------
be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
9.6. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

          9.5  Reimbursement and Indemnification of Agent by the Borrower.
               ----------------------------------------------------------

          The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that
                                                                  --------
the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld.

          9.6  Exculpatory Provisions; Limitation of Liability.
               -----------------------------------------------

          Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower, or the financial condition of the Borrower, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Borrower, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Borrower (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

          9.7  Reimbursement and Indemnification of Agent by Banks.
               ---------------------------------------------------

          Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that
                                                                  --------
no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Borrower's books, records and business properties.

          9.8  Reliance by Agent.
               -----------------

          The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          9.9  Notice of Default.
               -----------------

          The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

          9.10 Notices.
               -------

          The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

          9.11 Banks in Their Individual Capacities.
               ------------------------------------

          With respect to its Revolving Credit Commitment, the Revolving Credit Loans and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Royal Bank of Canada and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Borrower (including information that may be subject to confidentiality obligations in favor of the Borrower) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          9.12 Holders of Notes.
               ----------------

          The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          9.13 Equalization of Banks.
               ---------------------

          The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 3.4.3, 4.4.2 or 4.6.

The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of
                                         --------
such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

          9.14 Successor Agent.
               ---------------

          The Agent may resign as Agent by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Borrower shall appoint from among the Banks a successor agent for the Banks, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Borrower shall appoint, with the consent of the Required Banks, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this
Section 8 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     9.15 Agent's Fee.
          -----------

          The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Agent's Letter") between the Borrower and Agent, as amended from time to time.

     9.16 Availability of Funds.
          ---------------------

          The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or (2) four (4) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of the Loan.

          9.17 Calculations.
               ------------

          In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

          9.18 Beneficiaries.
               -------------

          Except as expressly provided herein, the provisions of this Section 9 are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

                              10.  MISCELLANEOUS
                                   -------------

          10.1  Modifications, Amendments or Waivers.
                ------------------------------------

          With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Borrower, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Borrower; provided,
                                                                   --------
that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                10.1.1 Increase of Commitment; Extension or Expiration Date.
                       ----------------------------------------------------

                Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date;

                10.1.2 Extension of Payment; Reduction of Principal Interest or
                       --------------------------------------------------------
Fees; Modification of Terms of Payment.
---------------------------------------

                Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

                10.1.3 Release of Collateral.
                       ---------------------

                Except for sales of assets permitted by Section 7.2.7, release any Collateral or any other guaranty security for any of the Borrower's Obligations; or

                10.1.4 Miscellaneous.
                       -------------

                Amend Section 4.2 [Pro Rata Treatment of Banks], 9.6 [Exculpatory Provisions, Etc.] or 9.13 [Equalization of Banks] or this Section
10. 1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the
--------
interests, rights or obligations of the Agent in its capacity as Agent shall be effective without the written consent of the Agent.

          10.2  No Implied Waivers; Cumulative Remedies; Writing Required.
                ---------------------------------------------------------

          No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

          10.3 Reimbursement and Indemnification of Banks by the Borrower;
               -----------------------------------------------------------
Taxes.
------

          The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 9.5) and to save such Bank harmless against (1) liability for the payment of all reasonable out-of-pocket costs expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and
(d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that
                                                                  --------
the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the agent or any bank to be payable in connection with this Agreement or any other Loan Document, and the borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

          10.4 Holidays.
               --------

          Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fee, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the

Loans) shall be stated to be due on a day which is not a business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

          10.5 Funding by Branch, Subsidiary or Affiliate.
               ------------------------------------------

               10.5.1 Notional Funding.
                      ----------------

               Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately
                                                --------
following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                10.5.2 Actual Funding.
                       --------------

                Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.6) which would otherwise not be incurred.

          10.6 Notices.
               -------

          All notices, requests, demands, directions and other communications (as used in this Section 9.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with
                                ---------------
any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered,
(c) in the case of telephone when telephoned, provided, however, that in order
                                               -------
to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent
                                            --------
shall not be effective until received. Any Bank giving any notice to the Borrower shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

          10.7  Severability.
                ------------

          The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          10.8  Governing Law.
                -------------

          This Agreement shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict-of-laws principles.

          10.9  Prior Understanding.
                -------------------

          This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

          10.10 Duration; Survival.
                ------------------

          All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 7.1, 7.2 and
7.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of the Revolving Credit Commitments and payment in full of the Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article 4 and Sections 9.5, 9.7 and 10.3, shall survive payment in full of the Loans and termination of the Revolving Credit Commitments.

          10.11 Successors and Assigns.
                ----------------------

                (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Revolving Credit Commitment and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided
                                                                       --------
that (1) no consent of the Borrower shall be required in the case of an assignment by a Bank to an Affiliate of such Bank, or in the event there exists a Potential Default or Event of Default, and (2) assignments may not be made in amounts less than $3,000,000 and increments of $1,000,000 thereof (except for lesser amounts constituting all of the assigning Bank's Revolving Credit Commitment and Loans). In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note or Term Note to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. The assigning Bank shall pay to the Agent a service fee in the amount of $3,000 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 8.2.3 (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1, 10.1.2, or 10.1.3, all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by the Borrower hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section
10.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning the Borrower and any other information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the
--------
provisions of Section 10.12.

                (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

          10.12 Confidentiality.
                ---------------

          The Agent and the Banks each agree to keep confidential all information obtained from any Borrower or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to assignees and participants as contemplated by Section 10.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

          10.13 Counterparts.
                ------------

          This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

          10.14 Agent's or Bank's Consent.
                -------------------------

          Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, unless otherwise specified herein, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

          10.15 Exceptions.
                ----------

          The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation,. warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

          10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.
                --------------------------------------

          THE AGENT, EACH BANK AND THE BORROWER HEREBY IRREVOCABLY CONSENT TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL COURTS AND THE COURTS OF THE STATE OF NEW YORK LOCATED IN MANHATTAN BOROUGH, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO PARTY AT THE ADDRESSES SET FORTH HEREIN, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE AGENT, EACH BANK AND THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

          10.17 Tax Withholding Clause.
                ----------------------

          Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

          10.18 Nonrecourse Obligations.
                -----------------------

          Anything contained in this Agreement or other Loan Documents to the contrary notwithstanding, in any action or proceeding brought on this Agreement or the other Loan Documents or the Obligations, no deficiency judgment shall be enforced against the separate assets of the General Partner (other than distributions to the General Partner made in violation of the Intercompany Subordination Agreement), and the liability of the General Partner for any of the Obligations shall be limited to the interest of the General Partner in the collateral described in the Loan Documents, its interest in any other assets of the Borrower, and any distributions made in violation of the Intercompany Subordination Agreement. Subject to the preceding sentence, the Agent may join any present or future general partners of the Borrower in their capacities as general partners, as defendants in any legal action it undertakes to enforce the Banks' rights and remedies under this Agreement and the other Loan Documents. Notwithstanding the foregoing, nothing set forth herein shall be deemed to prohibit the Agent and the Banks from taking legal action and enforcing any judgment arising therefrom against a present or future general partner of the Borrower arising by reason of any fraud or intentional misconduct of such general partner.

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                                         CABLE TV FUND 14-A, LTD


                                         By:    Jones Intercable, Inc., its sole
                                                general partner

                                         By:     /s/ J. Roy Pottle
                                                --------------------------------
                                         Title: Vice President/Treasurer
                                                --------------------------------

                                         ROYAL BANK OF CANADA,
                                         individually and as Agent


                                         By:    ________________________________

                                         Title: ________________________________


                                         CORESTATES BANK, N.A.

                                         By:    ________________________________

                                         Title: ________________________________


                                         COLORADO NATIONAL BANK

                                         By:    ________________________________

                                         Title: ________________________________

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                                         CABLE TV FUND 14-A, LTD


                                         By:    Jones Intercable, Inc., its sole
                                                general partner

                                         By:     _______________________________

                                         Title:  _______________________________


                                         ROYAL BANK OF CANADA,
                                         individually and as Agent


                                         By:    /s/ SIGNATURE ILLEGIBLE
                                                --------------------------------

                                         Title: Senior Manager
                                                --------------------------------


                                         CORESTATES BANK, N.A.

                                         By:    ________________________________

                                         Title: ________________________________


                                         COLORADO NATIONAL BANK

                                         By:    ________________________________

                                         Title: ________________________________

                                         ROYAL BANK OF CANADA,
                                         individually and as Agent


                                         By:    ________________________________

                                         Title: ________________________________


                                         CORESTATES BANK, N.A.

                                         By:    /s/ Anthony B. Parisi
                                                --------------------------------

                                         Title: Vice President
                                                --------------------------------


                                         COLORADO NATIONAL BANK

                                         By:    ________________________________

                                         Title: ________________________________

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                                         CABLE TV FUND 14-A, LTD


                                         By:    Jones Intercable, Inc., its sole
                                                general partner

                                         By:    ________________________________

                                         Title: ________________________________


                                         ROYAL BANK OF CANADA,
                                         individually and as Agent


                                         By:    ________________________________

                                         Title: ________________________________


                                         CORESTATES BANK, N.A.

                                         By:    ________________________________

                                         Title: ________________________________


                                         COLORADO NATIONAL BANK

                                         By:    /s/ SIGNATURE ILLEGIBLE
                                                --------------------------------

                                         Title: Vice President
                                                --------------------------------